Exhibit 99.1

LTC Announces Third Quarter Operating Results

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--November 5, 2009--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three and nine months ended September 30, 2009 and announced that net income allocable to common stockholders for the third quarter was $7.4 million or $0.32 per diluted share. For the same period in 2008, net income allocable to common stockholders was $6.7 million or $0.29 per diluted share. Revenues for the three months ended September 30, 2009, were $17.3 million versus $17.0 million for the same period last year.

The Company announced that in the third quarter it repaid an $8.1 million mortgage loan secured by an assisted living property located in California. The retired debt was at an interest rate of 8.43%. Also, the Company invested $0.7 million in the third quarter of 2009 under agreements to expand and renovate eight properties operated by six different operators. These investments are at an average yield of 10.6%. The total commitment remaining under these agreements is $2.9 million as of September 30, 2009.

For the nine months ended September 30, 2009, net income allocable to common stockholders was $22.2 million or $0.96 per diluted share which includes $0.6 million related to the repurchase of 109,484 shares of preferred stock and $0.2 million related to the prepayment of a mortgage loan. For the same period in 2008, net income allocable to common stockholders was $22.5 million or $0.98 per diluted share which includes $1.0 million related to the repurchase of 636,300 shares of preferred stock. Revenues for the nine months ended September 30, 2009, were $52.4 million versus $52.7 million for the same period last year.

The Company will conduct a conference call on Friday, November 6, 2009, at 10:00 a.m. Pacific time, in order to comment on the Company’s performance and operating results for the quarter ended September 30, 2009. The conference call is accessible by dialing 877-407-4134. The international number is 201-689-8430. The earnings release will be available on our website. An audio replay of the conference call will be available from November 6, 2009 through November 20, 2009. Callers can access the replay by dialing 877-660-6853 or 201-612-7415 and entering account number 356 and encore passcode number 333917.

At September 30, 2009, LTC had investments in 99 skilled nursing properties, 101 assisted living properties and two schools in 29 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCProperties.com.

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Rental income	$14,961	$14,080	$44,942	$43,339
Interest income from mortgage loans	2,061	2,450	6,538	7,685
Interest and other income	306	469	949	1,673
Total revenues	17,328	16,999	52,429	52,697

Expenses:
Interest expense	340	900	2,046	3,161
Depreciation and amortization	3,694	3,745	11,089	11,167
Provisions for doubtful accounts	202	(30)	573	(40)
Operating and other expenses	1,766	1,680	5,417	5,108
Total expenses	6,002	6,295	19,125	19,396

Income from continuing operations	11,326	10,704	33,304	33,301

Discontinued operations:
Gain on sale of assets, net	—	—	—	92
Net income from discontinued operations	—	—	—	92
Net income	11,326	10,704	33,304	33,393
Income allocated to noncontrolling interests	(76)	(76)	(229)	(230)
Net income attributable to LTC Properties, Inc.	11,250	10,628	33,075	33,163

Income allocated to participating securities	(34)	(36)	(105)	(124)
Income allocated to preferred stockholders	(3,785)	(3,844)	(10,730)	(10,560)
Net income available to common stockholders	$7,431	$6,748	$22,240	$22,479

Basic earnings per common share:
Continuing operations	$0.32	$0.29	$0.96	$0.98
Discontinued operations	$0.00	$0.00	$0.00	$0.00
Net income allocable to common stockholders	$0.32	$0.29	$0.96	$0.98

Diluted earnings per common share:
Continuing operations	$0.32	$0.29	$0.96	$0.97
Discontinued operations	$0.00	$0.00	$0.00	$0.00
Net income allocable to common stockholders	$0.32	$0.29	$0.96	$0.98

Weighted average shares used to calculate earnings per common share:
Basic	23,108	23,019	23,083	22,950
Diluted	23,193	23,142	23,165	23,087

NOTE: Computations of per share amounts from continuing operations, discontinued operations and net income are made independently. Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income allocable to common stockholders. Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year.

Reconciliation of Funds From Operations (“FFO”)

FFO is a supplemental measure of a REIT’s financial performance that is not defined by accounting principles generally accepted in the United States. We define FFO as net income allocable to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges. Other REITs may not use this definition of FFO and therefore, caution should be exercised when comparing our company’s FFO to that of other REITs. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share allocable to common stockholders determined in accordance with accounting principles generally accepted in the United States.

The following table reconciles net income allocable to common stockholders to funds from operations allocable to common stockholders (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net income allocable to common stockholders	$7,431	$6,748	$22,240	$22,479
Add: Real estate depreciation	3,694	3,745	11,089	11,167
Add: Non-cash compensation charges	360	306	1,025	923
Add loss / less (gain) on sale of assets, net	—	—	—	(92)
FFO allocable to common stockholders	11,485	10,799	34,354	34,477

Less: Non-cash compensation charges	(360)	(306)	(1,025)	(923)
FFO including non-cash compensation charges	$11,125	$10,493	$33,329	$33,554

Basic FFO allocable to common stockholders per share	$0.50	$0.47	$1.49	$1.50
Diluted FFO allocable to common stockholders per share	$0.49	$0.46	$1.46	$1.47

Diluted FFO allocable to common stockholders	$12,399	$11,717	$37,097	$37,251
Weighted average shares used to calculate diluted FFO per share allocable to common stockholders	25,373	25,322	25,345	25,267

Basic FFO including non-cash compensation charges per share	$0.48	$0.46	$1.44	$1.46
Diluted FFO including non-cash compensation charges per share	$0.47	$0.45	$1.42	$1.44

Diluted FFO including non-cash compensation charges	$12,039	$11,411	$36,072	$36,328
Weighted average shares used to calculate diluted FFO per share including non-cash compensation charges	25,373	25,322	25,345	25,267

LTC PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30, 2009	December 31, 2008
ASSETS	(unaudited)	(audited)
Real Estate Investments:
Buildings and improvements, net of accumulated depreciation and amortization: 2009 — $141,473; 2008 — $130,475	$328,737	$337,171
Land	34,971	34,971
Mortgage loans receivable, net of allowance for doubtful accounts: 2009 — $720; 2008 — $760	71,548	77,541
Real estate investments, net	435,256	449,683
Other Assets:
Cash and cash equivalents	5,076	21,118
Debt issue costs, net	555	831
Interest receivable	1,802	2,010
Straight-line rent receivable, net of allowance for doubtful accounts: 2009 — $413; 2008 — $140	16,532	13,900
Prepaid expenses and other assets	8,767	9,148
Notes receivable	2,553	2,895
Marketable securities	6,472	6,468
Total Assets	$477,013	$506,053

LIABILITIES AND EQUITY
Bank borrowings	$—	$—
Mortgage loans payable	7,728	32,063
Bonds payable	4,225	4,690
Accrued interest	67	251
Accrued expenses and other liabilities	6,931	5,015
Distributions payable	2,967	3,022
Total Liabilities	21,918	45,041

Stockholders' equity:
Preferred stock $0.01 par value; 15,000 shares authorized;
shares issued and outstanding: 2009 — 7,932; 2008 — 8,042	186,801	189,560
Common stock: $0.01 par value; 45,000 shares authorized;
shares issued and outstanding: 2009 — 23,215; 2008 — 23,136	232	231
Capital in excess of par value	323,905	321,979
Cumulative net income	566,640	533,565
Other	418	735
Cumulative distributions	(626,035)	(588,192)
Total LTC Properties, Inc. Stockholders' Equity	451,961	457,878

Noncontrolling interests	3,134	3,134
Total Equity	455,095	461,012
Total Liabilities and Equity	$477,013	$506,053

LTC PROPERTIES, INC.
SUPPLEMENTAL INFORMATION
(Unaudited, dollar amounts in thousands)

Non-Cash Revenue Components
	3Q09	4Q09(1)	1Q10(1)	2Q10(1)	3Q10
Straight-line rent	$1,036	$993	$789	$758	$670
Amort. Lease break fee	(164)	(164)	(164)	(164)	(164)
Net	$872	$829	$625	$594	$506
(1) Projections based on current in-place leases and do not assume any increase in straight-line rent from acquisitions.
Maturities
	2009	2010		2011	2012	2013
Lease Maturities	—	—		1 lease on 1 property	3 leases on 3 properties	2 leases on 2 properties

Mortgage Loan Receivable Maturities (1)	$—	$646		$7,301	$2,221	$16,212

Debt Maturities (1)	$—	$7,581	(2)	$—	$—	$—

(1) Represents principal amount due at maturity.

(2) 8.7% fixed prepayable May 1. Represents principal amount due at maturity.

Note: At September 30, 2009, the Company had a floating rate debt balance of $4,225 at an all-in floating rate of 2.24%. This debt amortizes to $720 which is due in 2015 and is redeemable at anytime.

Portfolio Snapshot
			Nine months ended 9/30/09		% of Revenues(3)	Number of Properties	Number of Beds/ Units(1)	Investment per Bed/Unit
Type of Property	Gross Investments	% of Investments	Rental Income	Interest Income(2)
Assisted Living Properties	$282,209	48.9%	$22,484	$2,312	48.2%	101	4,598	$61.38
Skilled Nursing Properties	282,220	48.9%	21,573	3,996	49.7%	99	11,460	$24.63
Schools	13,020	2.2%	885	230	2.1%	2	N/A	N/A
Totals	$577,449	100.0%	$44,942	$6,538	100.0%	202	16,058

(1) See the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, Item 1. Business General – Owned Properties for discussion of bed/unit count.

(2) Includes Interest Income from Mortgage Loans.

(3) Includes Rental Income and Interest Income from Mortgage Loans.

Balance Sheet Metrics
	Three Months Ended
	9/30/09		6/30/09		3/31/09		12/31/08		9/30/08

Debt to book capitalization ratio	2.6%	(1)	5.3%	(3)	7.3%		7.4%		7.4%
Debt & Preferred Stock to book capitalization ratio	42.6%	(1)	44.1%	(3)	45.2%		45.5%		45.3%

Debt to market capitalization ratio	1.6%	(1)	3.8%	(3)	5.9%	(5)	5.4%	(5)	4.2%
Debt & Preferred Stock to market capitalization ratio	25.3%	(1)	29.5%	(3)	32.8%	(5)	30.1%	(5)	23.0%

Interest coverage ratio	45.2x	(2)	18.7x	(2)	17.7x	(4)	15.4x	(6)	17.1x
Fixed charge coverage ratio	3.7x	(2)	3.3x		3.4x	(4)	3.1x	(6)	3.2x

(1) Decrease primarily due to the repayment of $23.9 million of mortgage debt in June and July 2009.

(2) Increase primarily due to the decrease in interest expense relating to the repayment of debt.

(3) Decrease primarily due to the repayment of $15.8 million on two mortgage loans secured by 10 assisted living properties located in various states.

(4) Increase primarily due to increases in rental income resulting from lease restructuring and one-time interest income resulting from the prepayment of a mortgage loan.

(5) Increase primarily due to the decrease in market capitalization.

(6) Decrease is due primarily to non-payment of rental income and mortgage interest income from affiliates of Sunwest Management, Inc., loan pay-offs and lower invested cash balances at lower interest rates, partially offset by lower interest expense due to debt paid off in 2008. Additionally in the fourth quarter of 2008, we incurred $0.6 million of one-time charges related primarily to lease/loan defaults and terminated transactions.

CONTACT:
LTC Properties, Inc.
Wendy L. Simpson, CEO & President
Pam Kessler, SVP & CFO
(805) 981-8655